Exhibit 10.1

FOURTH AMENDMENT TO THE

MOODY’S CORPORATION

CAREER TRANSITION PLAN

The Moody’s Corporation Career Transition Plan is hereby amended as follows, effective as of the date this Fourth Amendment is adopted except where otherwise noted:

1.	Section 2 of Schedule C is amended by changing the first sentence to read: “All initial and disputed claims for benefits under the Plan shall be submitted to the Senior Vice President Manager– Global Compensation or such other person designated by the Committee (the “Claims Administrator”).”